UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2023

STRATA SKIN SCIENCES, INC.
(Exact Name of Registrant Specified in Charter)

Delaware	000-51481	13-3986004
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   215-619-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SSKN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2023, STRATA Skin Sciences, Inc. (the “Company”) entered into (a) the Amendment No. 3 to Credit and Security Agreement (the “Amendment”) among MidCap Financial Trust (“MidCap”), as administrative agent, and the lenders identified therein, which amended the Credit and Security Agreement, dated as of September 30, 2021, as amended January 10, 2022 and September 6, 2022 (as amended by the Amendment, the “MidCap Credit Agreement”), (b) the Amended and Restated Warrant Agreement (the “A&R Warrant”) with MidCap Funding XXVII Trust (together with any registered holder from time to time or any holder of the shares issuable or issued upon the exercise or conversion of the Warrant, the “Warrantholder”), which amended and restated the warrant agreement to purchase shares of the common stock of the Company, dated as of September 30, 2021 (the “Prior Warrant”), with the Warrantholder; (c) the Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”) with the Warrantholder, which amended and restated the registration rights agreement, dated as of September 30, 2021, with the Warrantholder; and (d) a letter agreement (the “Fee Letter Agreement”) with MidCap, as agent.

In connection with the Amendment, the MidCap Credit Agreement provides for a senior secured term loan facility of $20.0 million, of which $8.0 million was drawn down by the Company on September 30, 2021 (“Credit Facility #1”), $7.0 million was drawn down by the Company on June 30, 2023 (“Credit Facility #2”) and an additional $5.0 million tranche (“Credit Facility #3”), which can be drawn by the Company if the Company’s Dermatology Recurring Procedures Revenue (as defined in the Credit Agreement) for the preceding twelve calendar months (ending on the last day of the calendar month for which a compliance certificate is delivered) is greater than or equal to $30.0 million (such condition, the “Applicable Funding Condition”).  Credit Facility #3 can be drawn beginning on the later of the satisfaction of the Applicable Funding Condition and January 1, 2024, with such commitment terminating on the earlier to occur of December 31, 2024 and the delivery of a written notice by MidCap to the Company terminating the applicable commitments following an Event of Default (as defined in the MidCap Credit Agreement) that has not been waived or cured at the time such notice is delivered.

Borrowings under the MidCap Credit Agreement bear interest at a rate per annum equal to the sum of (a) the greater of (i) the sum of (A) 30-day forward-looking term rate of one month Secured Overnight Financing Rate (“SOFR”), as published by CME Group Benchmark Administration Limited, from time to time, plus (B) 0.10%, and (ii) the applicable floor rate of 3.50%, with such sum reset monthly, and (b) 7.50%.  The Company is obligated to make only interest payments (payable monthly in arrears) through June 1, 2026. Commencing on July 1, 2026 and continuing for the remaining twenty-four months of the facility, the Company will be required to make monthly interest payments and monthly principal payments based on a straight-line amortization schedule set forth in the MidCap Credit Agreement, subject to certain adjustments as described in the MidCap Credit Agreement.  The final maturity date under the MidCap Credit Agreement is June 1, 2028, unless earlier terminated.  The MidCap Credit Agreement requires the Company to dedicate 100% of certain insurance proceeds to the prepayment of outstanding term loan, subject to certain exceptions and net of certain expenses and repayments.  The Company may voluntarily prepay the outstanding term loan under the MidCap Credit Agreement, with such prepayment at least $5.0 million, at any time upon 30 days’ written notice.

Subject to customary exceptions and exclusions, all obligations under the MidCap Credit Agreement are secured pursuant to the terms of the MidCap Credit Agreement and an intellectual property security agreement, dated as of September 30, 2021, between the Company and MidCap, which was previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2021

The MidCap Credit Agreement contains certain customary representations and warranties, affirmative covenants and conditions. The MidCap Credit Agreement also contains a number of negative covenants that, among other things and subject to certain exceptions and waivers, restrict the Company’s ability to:

•	incur additional indebtedness;
•
pay cash dividends on its capital stock or redeem, repurchase or retire its capital stock (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar plans in an aggregate amount not exceed $500,000 in any twelve month period);

•	make investments, loans and acquisitions;
•	engage in transactions with its affiliates;
•	sell assets;
•	materially alter the business it conducts;
•	consolidate or merge;
•	establish any new deposit accounts or security accounts not subject to an account control agreement;
•	make or permit payment on any subordinated debt;
•	incur liens;
•	make any significant change in accounting treatment or reporting practices; and
•	amend, modify or waive certain material agreements (if the effect on the Company or loans would be material) or its organizational documents.

Further, the MidCap Credit Agreement contains (a) a quarterly financial covenant that requires the Company to not have less than $29.0 million of net revenue (raised to $40.0 million by December 31, 2025 and, for periods ending after December 31, 2025, such net revenue as determined in good faith by MidCap, which shall not be less than the applicable minimum net revenue amount for the immediately preceding period and $40.0 million) for the trailing 12-month period as of June 30, 2023, and (b) a minimum of unrestricted cash (as defined in the MidCap Credit Agreement), at all times, of not less than $3.0 million.

The MidCap Credit Agreement contains various events of default, including the following:

•	failure to make any payment of principal or interest under the MidCap Credit Agreement when due;
•	failure to comply with any term contained in the MidCap Credit Agreement or related documents;
•	making any incorrect representation, warranty, certification or statement with respect to the MidCap Credit Agreement or related document;
•	failure to pay when due any other outstanding debt in the excess of $100,000;
•
commencing a voluntary case or other proceeding, or having such case or proceeding commenced against the Company, seeking liquidation, reorganization or other relief with respect to debts under any bankruptcy or insolvency;

•	any payments of any subordinated debt (other than specifically permitted payments);
•	if the Company’s common stock fails to remain publicly traded and registered with a public securities exchange;
•	a change in control (as defined in the MidCap Credit Agreement) occurs; and
•	occurrence of any event that could reasonably be expected to result in a material adverse effect.

Upon the occurrence and during the continuance of an event of default, MidCap may, and at the direction of a requisite percentage of the lenders must, (i) suspend or terminate the term loan commitment and Midcap and the other lenders’ obligations with respect thereto, and (ii) by notice to the Company, declare all or any portion of the obligations under the MidCap Credit Agreement to be immediately due and payable.  In addition to MidCap’s other rights and available remedies, but subject to applicable cure periods, upon the occurrence and during the continuance of an event of default, MidCap may, and at the direction of a requisite percentage of the lenders must, terminate the MidCap Credit Agreement.

Pursuant to, and in accordance with, the terms and conditions of the A&R Warrant, which amended and restated the Prior Warrant, the Warrantholder can purchase 800,000 shares of the Company’s common stock at an exercise price equal to $0.88 for a period ending on June 30, 2033.  Pursuant to the A&R Registration Rights Agreement, the Company shall register the shares underlying the A&R Warrant, with an initial filing due no later than the 45th day following the date of the A&R Registration Rights Agreement.  Pursuant to the Fee Letter Agreement, the Company agreed to pay MidCap, as administrative agent, the following fees: (a) an origination fee on June 30, 2023 in an amount equal to (i) the Credit Extensions (as defined in the MidCap Credit Agreement) in respect of Credit Facility #2, multiplied by (ii) 0.50%; (b) on the maturity date of the MidCap Credit Agreement or any earlier date on which the obligations thereunder become due and payable in full or are otherwise paid full (such date, the “Full Exit Fee Payment Date”), the Company shall pay an exit fee equal to (i) 3.0% of the total aggregate principal amount of Credit Extensions (as defined in the MidCap Credit Agreement) made pursuant to the MidCap Credit Agreement (regardless of any repayment or prepayment thereof) as of the Full Exit Fee Payment Date (such aggregate amount, the “Exit Fee Base Amount”), less (ii) any Partial Exit Fee (as defined below) previously paid; (c) on the date of any voluntary or mandatory partial prepayment of the borrowings under the MidCap Credit Agreement (or on the date such mandatory prepayment becomes due and payable) (each such date, a “Partial Exit Fee Payment Date”), the Company shall pay an exit fee equal to 3.0% of the principal amount of the credit facilities paid or prepaid (or required to be paid in the case of a mandatory prepayment) as of the Partial Exit Fee Payment Date (such amount, the “Partial Exit Fee”); and (d) an origination fee payable contemporaneously with funding Credit Facility #3 in an amount equal to (i) the Credit Extensions (as defined in the MidCap Credit Agreement) in respect of Credit Facility #3, multiplied by (ii) 0.50%.

The foregoing description of the Amendment, the MidCap Credit Agreement, the Fee Letter Agreement, the A&R Warrant and the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement.  Copies of the Amendment, the MidCap Credit Agreement, the Fee Letter Agreement, the A&R Warrant and the A&R Registration Rights Agreement are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and are incorporated herein by reference. The representations, warranties and covenants set forth in the Amendment, the MidCap Credit Agreement, the Fee Letter Agreement, the A&R Warrant and the A&R Registration Rights Agreement have been made only for the purposes of the Amendment, the MidCap Credit Agreement, the Fee Letter Agreement, the A&R Warrant and the A&R Registration Rights Agreement, respectively, and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to such agreement instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Amendment, the MidCap Credit Agreement, the Fee Letter Agreement, the A&R Warrant and the A&R Registration Rights Agreement and information regarding the subject matter thereof may change after the date thereof. Accordingly, the Amendment, the MidCap Credit Agreement, the Fee Letter Agreement, the A&R Warrant and the A&R Registration Rights Agreement are included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company or its business as of the date thereof or as of any other date. Investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were made only as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Financing Agreements is incorporated herein by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Amendment No. 3 to Credit and Security Agreement, dated as of June 30, 2023, among STRATA Skin Sciences, Inc., MidCap Financial Trust, as administrative agent, and the lenders identified therein.
10.2
Credit and Security Agreement, dated as of September 30, 2021, as amended January 10, 2022, September 6, 2022 and June 30, 2023, among STRATA Skin Sciences, Inc., MidCap Financial Trust, as administrative agent, and the lenders identified therein (incorporated by reference to Exhibit A to Exhibit 10.1 hereto).

10.3	Letter agreement, dated as of June 30, 2023, between STRATA Skin Sciences, Inc. and MidCap Financial Trust, as administrative agent.
10.4
Amended and Restated Warrant Agreement to Purchase Shares of the Common Stock of STRATA Skin Sciences, Inc., dated as of June 30, 2023, between STRATA Skin Sciences, Inc. and MidCap Funding XXVII Trust.

10.5	Amended and Restated Registration Rights Agreement, dated as of June 30, 2023, between STRATA Skin Sciences, Inc. and MidCap Funding XXVII Trust.
99.1	Press release, dated July 6, 2023, of STRATA Skin Sciences, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.  The Company agrees to furnish a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATA SKIN SCIENCES, INC.

Date: July 6, 2023	By:	/s/ Christopher Lesovitz
Christopher Lesovitz
Chief Financial Officer